As filed with the Securities and Exchange Commission on September 13, 2001
                                                   Registration No. 33-8948

==============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                       POST-EFFECTIVE AMENDMENT NO. 1
                                     TO
                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933


                      ZENITH NATIONAL INSURANCE CORP.
           (Exact name of registrant as specified in its charter)


               DELAWARE                                95-2702776
         (State of incorporation)         (I.R.S. employer identification no.)


                         21255 CALIFA STREET
                      WOODLAND HILLS, CALIFORNIA                  91367
               (Address of principal executive offices)          (Zip code)


                   ZENITH NON-QUALIFIED STOCK OPTION PLAN
                          (Full title of the plan)


                               STANLEY R. ZAX
                      ZENITH NATIONAL INSURANCE CORP.
                            21255 CALIFA STREET
                      WOODLAND HILLS, CALIFORNIA 91367
                  (Name and address of agent for service)


                               (818) 713-1000
       (Telephone number, including area code, of agent for service)






                        DEREGISTRATION OF SECURITIES

     Pursuant to the Registration Statement on Form S-8, Registration Number 33-8948 (the "Registration Statement"), filed on September 23, 1986, to which this Post-Effective Amendment No. 1 relates, ZENITH NATIONAL INSURANCE CORP. (the "Registrant") registered 4,000,000 shares of its Common Stock, par value $1.00 (the "Common Stock"), to be offered or sold by the Registrant pursuant to the Zenith Non-Qualified Stock Option Plan (the "Non-Qualified Stock Option Plan") and the Employee Stock Purchase Plan (the "Employee Stock Purchase Plan").

     The Non-Qualified Stock Option Plan has been terminated and no additional shares will be offered thereunder. Accordingly, this Post-Effective Amendment No. 1 deregisters all shares previously authorized for issuance under the Non-Qualified Stock Option Plan and registered on the Registration Statement that remain unsold, which are estimated to be 282,325 shares. This Post-Effective Amendment No. 1 is being filed in accordance with the requirements of Item 512(a)(3) of Regulation S-K.

     The Registration Statement continues in effect for shares of Common Stock to be offered by the Registrant for purchase under the Employee Stock Purchase Plan.


                                 SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Woodland Hills, State of California, on this 7th day of September, 2001.


                                             ZENITH NATIONAL INSURANCE CORP.


                                             By:  /s/ Stanley R. Zax
                                                 -----------------------------
                                                 Stanley R. Zax
                                                 Chairman of the Board and
                                                 President



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, on September 7, 2001.


    /s/ Stanley R. Zax              Chairman of the Board, President and
------------------------------      Director (Principal Executive Officer)
        Stanley R. Zax


  /s/ William J. Owen               Senior Vice President and Chief Financial
------------------------------      Officer (Principal Accounting Officer)
      William J. Owen


  /s/ Max M. Kampelman*             Director
-----------------------------
      Max M. Kampelman


  /s/ Robert J. Miller*             Director
------------------------------
      Robert J. Miller


  /s/ Leon Panetta*                 Director
------------------------------
       Leon Panetta


  /s/ William Steele Sessions*      Director
------------------------------
      William Steele Sessions


 /s/ Harvey L. Silbert*             Director
------------------------------
       Harvey L. Silbert


  /s/ Gerald Tsai, Jr.*             Director
------------------------------
      Gerald Tsai, Jr.


 /s/ Michael Wm. Zavis*             Director
------------------------------
     Michael Wm. Zavis


*By:  /s/  Stanley R. Zax
    --------------------------
    Stanley R. Zax, as Attorney-in-Fact